EXHIBIT 23. (p)(2)(w)

LEE FINANCIAL GROUP HAWAII, INC.
LEE FINANCIAL SECURITIES, INC.
CODE OF ETHICS

ATTACHMENT A
Effective:  February 1, 2005
Amended:  September 16, 2016

List of Access Persons
Edwin Chau - Analyst
Nora Foley – Corporate Vice President, CCO, CFO
Christine Iha - Administration
Jandi Iha – Administration
Stephanie Kuwaye – Senior Administrator
Lugene Lee - Director, Corporate Vice President, Secretary
Summer Lee  – Wealth Manager
Terrence Lee - Director, President and CEO
Kathy Lum – Vice President Wealth Manager
Barry Magaoay – Vice President Wealth Manager
Lee Ann Matsuda – Vice President
Charlotte Meyer - Director, Corporate Vice President and Director of Finance
Amber Suhas – Wealth Manager
Charlotte Teruya – Wealth Manager

List of Investment Personnel
Edwin Chau - Analyst
Summer Lee – Wealth Manager
Terrence Lee - Director, President and CEO
Kathy Lum – Vice President Wealth Manager
Barry Magaoay – Vice President Wealth Manager
Amber Suhas – Wealth Manager
Charlotte Teruya – Wealth Manager

Review Officer
Nora Foley - Compliance Officer

Alternate Review Officer
Terrence Lee – President and CEO, Director